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                                                                EXHIBIT NO. 23.1

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                       Consent of Independent Accountants


  We hereby consent to the incorporation by reference in the Prospectus constituting part of the Registration Statement on Form S-3 (No.33-66516) and in the Registration Statement on Form S-8 (No. 33-67834) of Western Gas Resources, Inc. of our report dated February 25, 1994 appearing on page 36 of this Form 10-K. We also consent to the incorporation by reference of our report on the Financial Statement Schedules, which appears on page 79 of this Form 10-K.



  PRICE WATERHOUSE

  Denver, Colorado
  March 17, 1994

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